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                                   EXHIBIT 99
Sunterra Corporation
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                                                                    NEWS RELEASE
                                                      Contact:  Debra Kuptz
                                                                (248) 262-8470
For Immediate Release
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               SUNTERRA CORPORATION TO RETAIN EUROPEAN OPERATIONS
                      Key Piece of Reorganization Strategy

     Orlando, FL - November 14, 2000 - Sunterra Corporation today announced that it will not sell its European subsidiary, Grand Vacation Company ("GVC"), citing it as a critical piece of the company's strategy to be a global integrated provider of distinctive vacation experiences.

     "GVC offers our worldwide owner base benefits they cannot obtain anywhere else: a selection of distinctive vacation destinations managed to provide the same consistently high quality of service they have come to expect from any Sunterra property," said Greg Rayburn, CEO of Sunterra. "We believe that we can maximize the value of our European operations by increasing their visibility among our U.S.-based owners and prospective owners. GVC is a key piece of our reorganization strategy and will be a driver of growth and profitability in our future."

     With 29 properties in 8 countries, GVC has over 75,000 members.
Members participate in GVC through an industry-leading "points" system that provides flexible access to all of the properties in their portfolio. GVC was the prototype for Sunterra's U.S. points system, called Club Sunterra.

     "We are extremely pleased to remain within the Sunterra family," said Nick Benson, CEO of GVC. "This decision recognizes the value that GVC brings to the global enterprise. As we integrate our operations on a global scale, our members will see and experience a number of new and unique benefits."

     Sunterra is the world's largest vacation ownership company, having 89 resort locations and in excess of 300,000 owner families in North America, Europe, the Pacific, the Caribbean and Japan.

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